UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

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EBET, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	001-40334	85-3201309
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

197 E. California Ave Ste 302, Las Vegas, NV 89104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 411-2726

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	EBET	The NASDAQ Stock Market LLC

Item 1.01.	Entry into a Material Definitive Agreement.

As set forth in the Form 8-K for EBET, Inc. (the “Company”) filed June 8, 2022, the Company entered into a Note Conversion Option Agreement (the “Option Agreement”) with CP BF LENDING, LLC (“Lender”). The Company and Lender are parties to a Credit Agreement, dated November 29, 2021, (the “Credit Agreement”) pursuant to which the Lender made a single loan to the Company of $30.0 million (the “Loan”). The parties entered into a limited waiver on certain conditions as set forth in the waiver, which included, among other items, that the parties enter into an option agreement to permit the Lender, at any time after the Company completes financings of at least $5.0 million, to convert up to $5.0 million of the principal balance of the Loan into Common Stock (the “Conversion Shares”) at the Conversion Price (defined below). If Lender exercises its conversion rights or if the Loan is paid in full prior to the exercise of Lender’s conversion rights and on the date the Loan is paid in full the closing price of the Common Stock is less than the Conversion Price, on the earlier to occur of the date of such exercise or the date that the Loan is paid in full, the Company shall issue Lender a warrant to purchase 30% of the Conversion Shares with an exercise price equal to the Conversion Price. If the warrants are issued upon payment in full of the Loan, the number of warrants to be issued will be based upon an assumed exercise of the conversion right on such date.

On June 15, 2022, the Company and Lender entered into an amendment to the Option Agreement (the “Amendment”), pursuant to which the parties agreed to fix the “Conversion Price” at $3.58 per share of common stock; subject to adjustment resulting from a stock split, stock distribution, stock subdivision, stock combination, reclassification and other similar corporate actions.

The form of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summaries of the terms of this document is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

Item 8.01.	Other Events.

On June 17, 2022, the Company issued a press release announcing the closing of its previously announced private placement of 977,657 shares of common stock and warrants to purchase up to an aggregate of 977,657 shares of common stock, at a purchase price of $3.58 per share of common stock and associated warrant, for expected gross proceeds to the Company of approximately $3.5 million, before deducting fees and other offering expenses payable by the Company. The warrants have an exercise price of $5.00 per share of common stock, will be exercisable six months from the closing of the offering for a period of five years from the closing date. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Amendment to Note Conversion Option Agreement between EBET, Inc. and CP BF LENDING, LLC
99.1	Press Release dated June 17, 2022
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBET, INC.
Date: June 17, 2022
By: /s/ Jim Purcell
Jim Purcell
Chief Financial Officer

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